DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

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Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
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              Certificate of Amendment to Articles of Incorporation
                          For Nevada Profit Corporation

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Altadyne, Inc.

2. The articles have been amdned as follows (provide article numbers, if available):

ARTICLE FIRST:  The name of the Corporation is Stem Cell International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority of those authorized

4.     Effective date of filing (optional):

5.     Officer signature (required):  /s/ M. Richard Cutler

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

--------------------------------------------------------
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
--------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
                          For Nevada Profit Corporation

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

ULTIMATE DIRECT, INC.

2. The articles have been amdned as follows (provide article numbers, if available):

ARTICLE 1 IS HEREBY AMENDED TO READ AS FOLLOWS: THE NAME OF THE CORPORATION SHALL BE CHANGED TO: ALTADYNE, INC.

Additionally: THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK WILL BE REVERSE SPLIT ON THE BASIS OF: 1 (ONE) NEW SHARE OF STOCK WILL BE ISSUED FOR 400 (FOUR HUNDRED) OLD SHARES OF STOCK.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4.     Effective date of filing (optional):

5.     Officer signature (required):  /s/ Eugene F. Koppenhaver

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

State of Nevada
Office of the Secretary of State
181 North Carson Street, Ste 3
Carson City, Nevada 89701-4786
Telephone:  706.687.3471
Website http://sos.state.nv.us
Filing fees:


              Certificate of Amendment to Articles of Incorporation
                         For Profit Nevada Corporations

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -
1.     Name of corporation:  The Ultimate Cigar Company, Inc.


2. The articles have been amended as follows (provide article numbers, if available):

The name of the Corporation shall be changed from The Ultimate Cigar Company, Inc. to Ultimate Direct, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%

4.     Signatures

/s/ Mike Cole                         /s/ J Shaffer
President                         Secretary of Asst. Secretary

State of Vancouver
Provence of British Columbia
This instrument was acknowledged before me on July 21, 1999 by
Joan Philip Cole (name of person)
As designated to sign this certificate
Of The Ultimate Cigar Company, Inc.
(name on behalf of whom instrument was executed)

/s/ xxxxx
Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

                            Articles of Incorporation
                               (Pursuant o NRS 78)
                                 State of Nevada

IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
DEC 31, 1992
CHERYL A. LAW, SECRETARY OF STATE

1.     NAME OF CORPORATION:  ARKLOW ASSOCIATES, INC.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:  Garry L. Duecelas
Street Address:         3780            Scripps Way      Las Vegas    89103
                                 Street No.      Street Name            City
Zip

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value:___________ Par value:________ Number of shares without par value: 100

4.     GOVERNING BOARD: shall be styled as (check one)  x Directors  _____
Trustees

5. The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

SUSANNE REGAN KERN          6839 Sierra Trail, Las Vegas, NV 89103
Name                         Address

GLENN KENT KERN          6839 Sierra Trail, Las Vegas, NV 89103
Name                         Address

6. PURPOSE (optional - see reverse side): The Purpose of the corporation shall be:______________________

PERSONAL LIABILITY (pursuant to NRS 78.037): Check one: ____Accept xx Decline (if you chose accept see 6(a))
6(a) If you chose accept, please check one:  __Limiting ___ Elminating

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached ______

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles (signatures must be notarized)

SUSAN REGAN KERN
Name (print)

6839 SIERRA TRAIL, LAS VEGAS, NV 89102
Address

/s/ Susan Regan Kern
Signature

GLENN KENT KERN
Name (print)

6839 SIERRA TRAIL, LAS VEGAS, NV 89102
Address

/s/ Glen Kent Kern
Signature

CERTIFICATE OF APPOINTMENT OF RESIDENT AGENT

Garry L. Douglas hereby accept appointment as resident agent for the above business corporation

/s/ Garry Douglas
Signature of Resident Agent                12.21.92